Exhibit 4a

CERTIFICATE NO.

UCC



SHARES

CUSIP 918183 10 4

SEE REVERSE FOR CERTAIN DEFINITIONS

# Uwharrie Capital Corp

INCORPORATED UNDER THE LAWS OF THE STATE OF NORTH CAROLINA

COMMON STOCK

*THIS CERTIFIES that*

# SPECIMEN

*is the owner of*

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $1.25 PER SHARE OF

Uwharrie Capital Corp

*transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.*

*IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and its Corporate seal to be hereunto affixed.*

*DATED:*

Tamara M. Singletary

CORPORATE SECRETARY

UWHARRIE CAPITAL CORP CORPORATE SEAL 1993 NORTH CAROLINA

Roger L. Dick

PRESIDENT & CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

M. BURR KEIM PHILA.

M. BURR KEIM CO., PHILA.